Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Daniel Stephen Hafner, Chief Executive Officer and Cofounder of KAYAK Software Corporation (the “Registrant”), and Melissa H. Reiter, Chief Financial Officer and Treasurer of the Registrant, each hereby certifies that, to the best of their knowledge:

1. The Registrant’s Annual Report on Form 10-K for the period ended December 31, 2012, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: March 29, 2013

/s/ Daniel Stephen Hafner
Daniel Stephen Hafner
Chief Executive Officer and Cofounder

/s/ Melissa H. Reiter
Melissa H. Reiter
Chief Financial Officer and Treasurer